UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2011

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51516 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

5th Floor, South Block, Building 11, Shenzhen Software Park, Zhongke 2nd Road, Nanshan District, Shenzhen, PRC 518000 (Address of principal executive offices) (zip code)

+86 755 836 68489 (Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 7, 2011, EFP Rotenberg, LLC (“Rotenberg”), the independent registered accounting firm of Universal Travel Group (the “Company”) advised the Company that the Company’s financial statements for the three, six and nine months ended March 31, 2010, June 30, 2010 and September 30, 2010, which are included in its Forms 10-Q (the “10-Qs”) for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, respectively, did not properly account for the following item in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon:

1.
An inconsistency between the acquisition dates of the Company’s five new subsidiaries per the Company’s 8-K filings and the reported periods of profit and loss statements included in the consolidated financial statements of the 10-Qs.

The Company’s Audit Committee, as well as its management has discussed the matters in this Current Report on Form 8-K (the “8-K”) with Rotenberg.

The Company has provided Rotenberg with a copy of the disclosure in this 8-K prior to filing the 8-K with the Commission, and has requested Rotenberg to furnish to the Company a letter (the “Letter”) addressed to the Commission stating whether Rotenberg agrees with the statements made by the Company in response to Item 4.02 of the 8-K. The Company is hereby filing the Letter as an exhibit to the 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Letter from EFP Rotenberg to the Commission, dated June 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2011	UNIVERSAL TRAVEL GROUP

	By:	/s/ Jing Xie
Jing Xie
Chief Financial Officer